Exhibit 99

PRESS RELEASE

FIRST COMMUNITY FINANCIAL CORPORATION

TWO NORTH MAIN STREET

MIFFLINTOWN, PA 17059

FOR IMMEDIATE RELEASE

DECEMBER 16, 2003

CONTACT:	James R. McLaughlin, President
and Chief Executive Officer
(717) 436-2144

FIRST COMMUNITY FINANCIAL CORPORATION ANNOUNCES

ISSUANCE OF $5 MILLION OF TRUST PREFERRED SECURITIES

Mifflintown, PA — First Community Financial Corporation, the parent holding company of The First National Bank of Mifflintown, today announced that the Company has raised $5 million through the issuance of variable rate Trust Preferred Securities in a private offering which closed and funded December 15, 2003. The net proceeds from this offering will be used by First Community to allow the Company to continue its strategic growth plans.

First Community Financial Corporation is a $220 million bank holding company for The First National Bank of Mifflintown, which is headquartered in Mifflintown, PA with 10 offices in Juniata and Perry counties. The First National Bank of Mifflintown provides a full range of financial services including banking for retail, commercial, small business customers, mortgages, and trust services.

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